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                       AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT
                               CARR-GOTTSTEIN FOODS CO.
                                 LAWRENCE H. HAYWARD

     This Amendment No. 1 to Employment Agreement (this "Amendment") is entered into by and between Carr-Gottstein Foods Co. ("CGF") and Lawrence H. Hayward ("Mr. Hayward"), and is dated as of _____________ __, 1998.

     WHEREAS, CGF and Mr. Hayward have entered into that certain Employment Agreement (the "Original Employment Agreement"), made as of August 7, 1996; and

     WHEREAS, CGF and Mr. Hayward desire to amend the severance provisions of the Original Employment Agreement and add provisions to the Original Employment Agreement confirming payment of accrued salary and bonus upon termination of employment.

     NOW, THEREFORE, in consideration of the premises and the covenants and agreements herein contained and intending to be legally bound hereby, CGF and Mr. Hayward hereby agree as follows:

     Section 1. AMENDMENT OF SECTION 3(f) OF THE ORIGINAL EMPLOYMENT AGREEMENT.
Section 3(f) of the Original Employment Agreement shall be amended as follows:

     a. The following sentences shall be added immediately after the heading "f. SEVERANCE":

     "If, within twelve (12) months after the consummation of a Change of Control, CGF terminates Mr. Hayward's employment with CGF for any reason other than for Just Cause or Mr. Hayward terminates his employment with CGF for any reason, CGF shall pay to Mr. Hayward as severance pay a cash payment in an amount equal to the Severance Amount. The Severance Amount shall be payable within two (2) business days of the termination of employment. For purposes of this section 3(f), "Severance Amount" means the difference between (i) two (2) times the amount of the annual salary Mr. Hayward was entitled to receive immediately prior to the consummation of the Change of Control (the "Annual Salary") and (ii) the portion of the Annual Salary earned by Mr. Hayward between the date of the consummation of the Change of Control and the date of the termination of employment. For purposes of this section 3(f), "Change of Control" means the consummation of any of the following events on or before June 30, 1999: (i) any sale, transfer or other conveyance, whether direct or indirect, of all or substantially all of the assets or the outstanding common stock of CGF and its subsidiaries, on a consolidated basis, in one transaction or a series of related transactions; (ii) the acquisition by any "Person" or "group" (as such terms

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     are used for purposes of Sections 13(d) and 14(d) of the Securities
     Exchange Act of 1934, as amended, whether or not applicable) of beneficial ownership of 35% of outstanding shares of common stock of CGF; or (iii) a reorganization, merger (not including a merger to effectuate a reincorporation of CGF) or consolidation of CGF as a result of which the outstanding securities of CGF are exchanged for or converted into cash, property and/or securities not issued by CGF."

     b. The first sentence of Section 3(f) of the Original Employment Agreement shall be amended to delete the word "If" at the beginning of such sentence and to add the following phrase to the beginning of such sentence:

     "If, twelve (12) or more months after the consummation of a Change in Control or at any time on or after June 30, 1999 if no Change of Control has occurred,"

     c. The phrase "the Company" in the last sentence of Section 3(f) shall be replaced with the term "CGF" in each instance in which such phrase occurs.

     Section 2. AMENDMENT OF ORIGINAL EMPLOYMENT AGREEMENT TO NEW SECTION 11. The Original Employment Agreement shall be amended to add a new Section 11 to read as follows:

     "11. PAYMENT OF ACCRUED BONUS AND SALARY UPON TERMINATION. Notwithstanding anything in this Agreement to the contrary and in addition to Severance Amounts, if any, that are payable pursuant to this Agreement, upon termination of Mr. Hayward's employment with CGF, Mr. Hayward shall be entitled to receive the sum of (A) the accrued bonus amounts due under CGF's Incentive Bonus Program through the date of termination of employment plus (B) the accrued but unpaid portion of the Annual Salary earned by Mr. Hayward through the date of termination of employment, payable at the end of the pay period following termination of employment."

     Section 3. EFFECTIVENESS. The Original Employment Agreement shall remain in full force and effect, as modified by this Amendment.

     Section 4. GOVERNING LAW. This Amendment shall be governed by and construed in accordance with the laws of the State of Alaska without regard to conflicts of laws provisions thereof.

     Section 5. BINDING NATURE. This Amendment shall be binding upon and shall inure to the sole and exclusive benefit of parties hereto and their separate and respective heirs, personal representatives, successors and assigns.


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     Section 6.  COUNTERPARTS.  This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

     IN WITNESS WHEREOF, the undersigned parties have executed this Amendment as of the day and year first above written.


          CARR-GOTTSTEIN FOODS CO.


By:
     -----------------------------------
     Name:
     Title:


          LAWRENCE H. HAYWARD



Name:
     -----------------------------------




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